                                                                   EXHIBIT 10.35
                                                           [ENGLISH TRANSLATION]
                                                                  Execution Copy


          SUPPLEMENTAL CONTRACT NO. 4 TO THE JOINT VENTURE CONTRACT OF

              BAODING TIANWEI YINGLI NEW ENERGY RESOURCES CO., LTD.


This Contract is signed on September 28, 2007 in Baoding, Hebei, People's Republic of China

BY AND BETWEEN

(1) BAODING TIANWEI BAOBIAN ELECTRIC CO., LTD. ("PARTY A"), a company limited by shares duly established and validly existing under the laws of the People's Republic of China (the "PRC"), with its legal address at No. 28, Jing Xiu Street, Baoding, Hebei, and its correspondence address at No. 2222, West Tian Wei Road, Baoding, Hebei; Tel: 0312-3308511; Fax:
     0312-3230382.

(2) YINGLI GREEN ENERGY HOLDING COMPANY LIMITED ("PARTY B"), a legal person duly established and validly existing under the laws of the Cayman Islands and having its legal address at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681 GT, George Town Cayman, British West Indies, with its correspondence address at No. 3055, Middle Fuxing Road, National High-tech Zone, Baoding, Hebei, PRC.

(Party A and Party B are hereinafter collectively referred to as the "PARTIES" and individually, a "PARTY".)

WHEREAS, as required by the expansion of its business capacity, Baoding Tianwei Yingli New Energy Resources Co., Ltd. (the "JV COMPANY") proposes to increase its registered capital;

WHEREAS, Party B has entered into a Term Loan Agreement ("LOAN AGREEMENT") with the JV Company pursuant to which Party B will extend a loan to the JV Company at the amount of USD [two hundred and thirty million] (US$230,000,000) and with a term of eighteen months;

In accordance with the Law of the People's Republic of China on Sino-Foreign Equity Joint Venture Enterprises and other relevant PRC laws and regulations, adhering to the principles of equality and mutual benefit and through friendly consultations, the Parties hereby amend the Joint Venture Contract, the Supplemental Contract to the Joint Venture Contract, the Supplemental Contract No.2 to the Joint Venture Contract, and the Supplemental Contract No.3 to the Joint Venture Contract (collectively, the "JV CONTRACT") signed by the Parties on August 25, 2006, October 10, 2006, November 13, 2006, and December 18, 2006 respectively, to reflect the change of the registered capital.

Unless otherwise defined or specified herein, the terms used in this Contract shall have the same meanings as ascribed to them under the JV Contract.

I.   Section 5 of the JV Contract is hereby amended as follows:

5.1  TOTAL INVESTMENT

     The amount of the total investment of the JV Company is [nine billion three hundred and twenty-eight million three hundred and twenty thousand] Renminbi (RMB[9,328,320,000]).

5.2  REGISTERED CAPITAL

     The amount of the registered capital of the JV Company is [three billion three hundred and seventy-five million two hundred and twenty thousand] Renminbi (RMB[3,375,220,000]).

5.3  CONTRIBUTIONS TO REGISTERED CAPITAL

     Of the total amount of the registered capital, the subscribed amount and percentage (the "CONTRIBUTION PERCENTAGE") of capital contribution of each Party are as follows:

     (a) Party A subscribes for forty-nine million Renminbi (RMB49,000,000), corresponding to [25.99]% of the equity interest in the JV Company.

     (b) Party B subscribes for three billion three hundred and twenty-six million two hundred and twenty thousand Renminbi (RMB3,326,220,000) in equivalent U.S. Dollars, corresponding to [74.01]% of the equity interest in the JV Company.

     The Parties have contributed one billion six hundred and twenty-four million three hundred and eighty thousand Renminbi (RMB1,624,380,000) to the registered capital and the remaining registered capital of one billion seven hundred and fifty million eight hundred and forty thousand Renminbi (RMB1,750,840,000) shall be contributed by Party B.

     Both Parties agree that Party B shall contribute to the JV Company [one billion seven hundred and fifty million eight hundred and forty thousand] Renminbi in equivalent US dollars (the "CAPITAL CONTRIBUTION") within sixty
     (60) days after the approval of this Contract by the Approval Authority. Both Parties further agree that, after the approval is obtained from the foreign exchange administrative authority, all of the loan principal provided by Party B for the JV Company under the Loan Agreement shall be converted in equivalent amount into the registered capital of the JV Company contributed by Party B, and shall be deemed as part of Party B's Capital Contribution.

II.  All other articles and sections of the JV Contract shall remain unchanged.

III. This Contract shall be executed in four (4) originals, and shall become effective after it is signed by authorized representatives of both Parties and approved by the Approval Authority.


                    [Space below is intentionally left blank]

IN WITNESS WHEREOF each of the parties hereto has caused this Contract to be executed by its duly authorised representative on September 28, 2007.



BAODING TIANWEI BAOBIAN ELECRTIC CO., LTD

/s/ Mingjin Yang
-------------------------------------------
Name: Mingjin Yang
Title: General Manager
Nationality: Chinese



YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

/s/ Liansheng Miao
-------------------------------------------
Name: Liansheng Miao
Title: Chairman and Chief Executive Officer
Nationality: Chinese